                                                                     Exhibit 4.3

           FORM OF CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS
                                       OF
                           SERIES A PREFERRED SHARES
                                       OF
                          LASALLE RE HOLDINGS LIMITED


     The Series A Preferred Shares shall have the designation, preferences and rights, and shall be subject to the restrictions, as hereinafter appearing:

     Section 1.  Designation and Amount.  There shall be a series of Preferred
                 ----------------------
Shares of the Company which shall be designated as "Series A Preferred Shares," par value $1.00 per share (hereinafter called "Series A Preferred Shares"), and the number of shares constituting such series shall be 3,000,000. Such number of shares may be increased or decreased at any time and from time to time by resolution of the Company's Board of Directors; provided, however, that no
                                                --------  -------
decrease shall reduce the number of shares of Series A Preferred Shares to a number less than that of the shares then outstanding plus the number of shares of Series A Preferred Shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Company.

     Section 2.  Definitions.  For purposes of the Series A Preferred Shares,
                 -----------
the following terms shall have the meanings indicated:

          "Board" shall mean the Board of Directors of the Company or any
           -----
     committee authorized by such Board of Directors to perform any of its responsibilities with respect to the Series A Preferred Shares.

          "Business Day" shall mean any day other than a Saturday, Sunday or a
           ------------
     day on which banking institutions in Hamilton, Bermuda, or New York, New York are not required to be open.

          "Call Date" shall mean any date which the Company establishes for the
           ---------
     redemption of Series A Preferred Shares, which date must be specified in the notice mailed to holders of the Series A Preferred Shares pursuant to
     Section 5(d) hereof.

          "Common Shares" shall mean the common shares of the Company, par value
           -------------
     $1.00 per share.

          "Company" shall mean LaSalle Re Holdings Limited.
           -------

          "Dividend Payment Date" shall mean the first day of March, June,
           ---------------------
     September and December in each year, commencing on June 1, 1997; provided,
                                                                      --------
     however, that if any Dividend Payment Date falls on any day other than a
     -------
     Business Day, the dividend
     payment due on such Dividend Payment Date shall be paid on the Business Day immediately before such Dividend Payment Date.

          "Dividend Periods" shall mean quarterly dividend periods commencing on
           ----------------
     March 1, June 1, September 1 and December 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on the Issue Date and end on and include May 31, 1997, and other than the Dividend Period during which any Series A Preferred Shares shall be redeemed pursuant to Section 5 hereof, which shall end on and include the Call Date with respect to the Series A Preferred Shares being redeemed).

          "Dollars" or "$" shall mean U.S. Dollars.
           -------      -

          "Excess Preferred Shares" shall have the meaning set forth in Section
           -----------------------
     9(a) hereof.

          "Fully Junior Shares" shall mean the Common Shares and any other class
           -------------------
     or series of shares of the Company's stock now or hereafter issued and outstanding over which the Series A Preferred Shares have preference or priority in both (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Company.

          "Issue Date" shall mean the first date on which the Series A Preferred
           ----------
     Shares are issued and sold.

          "Junior Shares" shall mean the Common Shares and any other class or
           -------------
     series of shares of the Company's stock now or hereafter issued and outstanding over which the Series A Preferred Shares have preference or priority in either (i) the payment of dividends or (ii) the distribution of assets on any liquidation, dissolution or winding up of the Company.

          "LaSalle Re" shall mean LaSalle Re Limited, a subsidiary of the
           ----------
     Company.

          "Parity Shares" shall have the meaning set forth in Section 7(b)
           -------------
     hereof.

          "Person" shall mean any individual, firm, partnership, corporation,
           ------
     limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

          "Register of Members" shall mean the Register of Members of the
           -------------------
     Company.

          "Repurchase Date" shall have the meaning set forth in Section 9(a)
           ---------------
     hereof.

          "Repurchase Notice" shall have the meaning set forth in Section
           -----------------
     9(a) hereof.

          "Series A Preferred Shares" shall have the meaning set forth in
           -------------------------
     Section 1 hereof.

          "Set apart for payment" shall be deemed to include, without any action
           ---------------------
     other than the following, the recording by the Company in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board, the allocation of funds to be so paid on any class or series of shares of the Company's stock; provided, however, that if any funds for any class or
                      --------  -------
     series of Junior Shares or any class or series of shares of the Company's stock ranking on a parity with the Series A Preferred Shares as to the payment of dividends or other distributions are placed in a separate account of the Company or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series A Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

          "Special Representation Right" shall have the meaning set forth in
           ----------------------------
     Section 8(b) hereof.

          "Special Representatives" shall have the meaning set forth in Section
           -----------------------
     8(b) hereof.

          "Subsidiary Voting Right" shall have the meaning set forth in Section
           -----------------------
     8(b) hereof.

          "Transfer Agent" shall mean First Chicago Trust Company of New York,
           --------------
     or such other agent or agents of the Company as may be designated by the Board or its designee as the transfer agent, registrar and dividend disbursing agent for the Series A Preferred Shares.

          "Voting Preferred Shares" shall have the meaning set forth in Section
           -----------------------
     8(b) hereof.

     Section 3.  Dividends.
                 ---------

            (a) The holders of Series A Preferred Shares shall be entitled to receive, when, as and if declared by the Board out of funds legally available for the payment of dividends, cumulative preferential dividends payable in cash in an amount per share equal to ___% of the liquidation preference per annum (equivalent to $_____ per share), except as provided in Section 3(b) hereof. Such dividends shall begin to accrue and shall be fully cumulative from the Issue Date, whether or not in any Dividend Period or Periods there shall be funds of the Company legally available for the payment of such dividends and whether or not such dividends shall be declared. Such dividends shall be payable quarterly, when, as and if declared by the Board, in arrears on Dividend Payment Dates, commencing on the first Dividend Payment Date after the Issue Date. Each such dividend shall be payable in arrears to the holders of record of Series A Preferred Shares, as they appear in the Register of Members at the close of business on such record dates, not less than 30 nor more than 60 days preceding such Dividend Payment Dates thereof, as shall be fixed by the Board. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time and for such interim periods, without reference to any regular Dividend Payment Date, to holders of record on such date, not less than 30 nor more than 60 days preceding the payment date thereof, as may be fixed by the Board. Any dividend payment made on Series A Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to Series A Preferred Shares which remains payable.

            (b) The holders of Series A Preferred Shares shall be entitled to receive, when, as and if declared by the Board, a partial dividend for the initial Dividend Period from the Issue Date until May 31, 1997. The amount of dividends payable for such period, or any other period shorter than a full Dividend Period, on the Series A Preferred Shares shall be computed on the basis of a 360-day year of twelve 30-day months. Holders of Series A Preferred Shares shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series A Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Shares that may be in arrears.

            (c) So long as any Series A Preferred Shares are outstanding, no dividends or other distributions, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Shares for all Dividend Periods terminating on or prior to the dividend payment date in respect of the dividend or other distribution on such class or series of Parity Shares. When dividends on the Series A Preferred Shares are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon Series A Preferred Shares and all dividends declared upon any class or series of Parity Shares shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series A Preferred Shares and accumulated and unpaid on such Parity Shares.

            (d) So long as any Series A Preferred Shares are outstanding, no dividends or other distributions (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Fully Junior Shares) shall be declared or paid or set apart for payment and no other distribution shall be declared or paid or set apart for payment upon Junior Shares, nor shall any

     Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of an employee incentive or benefit plan of the Company or any subsidiary of the Company) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Junior Shares) by the Company, directly or indirectly (except by conversion into or exchange for Fully Junior Shares), unless in each case (i) the full cumulative dividends on all outstanding Series A Preferred Shares and any Parity Shares shall have been or contemporaneously are declared and paid or declared and set apart for payment for all past Dividend Periods with respect to the Series A Preferred Shares and all past dividend periods with respect to such Parity Shares and (ii) sufficient funds shall have been or contemporaneously are declared and set apart for the payment of the dividend for the current Dividend Period with respect to the Series A Preferred Shares and the current dividend period with respect to such Parity Shares.

            (e) No dividends on Series A Preferred Shares shall be declared by the Board or paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration, payment or setting apart shall be restricted or prohibited by law.

            (f) If there shall be any change in the law, regulation or official directive (whether or not having the force of law) or in the interpretation by any Bermuda Government authority or court of competent jurisdiction which imposes on the Company any condition with respect to the Series A Preferred Shares as a result of which any dividend payment is reduced, the Company shall give notice to the holders of Series A Preferred Shares of such event and all such reductions shall be borne in full by the holders of Series A Preferred Shares (but only to the extent permitted by law).

     Section 4.  Liquidation Rights.
                 ------------------

            (a) In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any dividend payment or distribution of the assets of the Company (whether capital or surplus) shall be made or set apart for payment to the holders of Junior Shares, the holders of the Series A Preferred Shares shall be entitled to receive $25.00 per Series A Preferred Share plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of the Series A Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any shares of any class or series of Parity

     Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of Series A Preferred Shares and any such Parity Shares ratably in accordance with the respective amounts that would be payable on such Series A Preferred Shares and any such Parity Shares if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation, amalgamation or merger of the Company with one or more corporations or other entities, (ii) a sale, lease or conveyance of all or substantially all of the shares of capital stock or the property or business of the Company or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Company.

            (b) Subject to the rights of the holders of shares of any series or class or classes of shares of the Company's stock ranking on a parity with or prior to the Series A Preferred Shares upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Company, after payment shall have been made in full to the holders of the Series A Preferred Shares, as provided in this Section 4, any other series or class or classes of Junior Shares shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, according to their respective numbers of shares, and the holders of the Series A Preferred Shares shall not be entitled to share therein.

     Section 5.  Redemption at the Option of the Company.
                 ---------------------------------------

            (a) Subject to Section 5(d) and Section 9 hereof, the Series A Preferred Shares shall not be redeemable by the Company prior to the tenth anniversary of the Issue Date. On and after the tenth anniversary of the Issue Date, the Company, at its option, may redeem the Series A Preferred Shares, in whole at any time or from time to time in part at the option of the Company, for cash at a redemption price of $25.00 per Series A Preferred Share, plus any amounts payable pursuant to Section 5(b) hereof.

            (b) Upon any redemption of Series A Preferred Shares pursuant to this Section 5, the Company shall pay all accrued and unpaid dividends, if any, thereon to the Call Date, without interest. If the Call Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Series A Preferred Shares at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date or the Company's default in the payment of the dividend due. Except as provided above, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series A Preferred Shares called for redemption.

            (c) Unless full cumulative dividends on the Series A Preferred Shares and any class or series of Parity Shares shall have been declared and paid or declared and set apart for payment for all past Dividend Periods and the then current Dividend Period (including such dividend periods on any Parity Shares), the Series A Preferred Shares and any Parity Shares may not be redeemed under this Section 5 in part and the Company may not otherwise purchase or acquire Series A Preferred Shares or any Parity Shares, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of Series A Preferred Shares and Parity Shares or pursuant to
     Section 9 hereof.

            (d) At any time prior to the tenth anniversary of the Issue Date, if the Company shall have submitted to the holders of its Common Shares a proposal for amalgamation, consolidation, merger, statutory share exchange or any proposal for any other matter that requires for its validation or effectuation an affirmative vote of the holders of the Series A Preferred Shares at the time outstanding, acting as a single class, the Company, at its option, may redeem all of the outstanding Series A Preferred Shares for cash at a redemption price of $26.00 per Series A Preferred Share, plus any amounts payable pursuant to Section 5(b) hereof.

            (e) Notice of the redemption of any Series A Preferred Shares under this Section 5 shall be mailed by first-class mail to each holder of record of Series A Preferred Shares to be redeemed at the address of each such holder as shown in the Register of Members, not less than 30 nor more than 90 days prior to the Call Date. Neither the failure to mail any notice required by this paragraph (e), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date when the same would be delivered in the ordinary course of transmission, whether or not the holder receives the notice. Each such mailed notice shall state, as appropriate: (1) the Call Date; (2) the number of Series A Preferred Shares to be redeemed and, if fewer than all the Series A Preferred Shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places at which certificates for such shares are to be surrendered; and (5) that dividends on the Series A Preferred Shares to be redeemed shall cease to accrue on such Call Date except as otherwise provided herein. Notice having been mailed as aforesaid, from and after the Call Date (unless the Company shall fail to make available, as hereinafter provided, an amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the Series A Preferred Shares so called for redemption shall cease to accrue; (ii) such shares shall no longer be deemed to be outstanding; (iii) all rights of the holders thereof as holders of Series A Preferred Shares of the Company shall cease (except the right to receive cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon); and (iv) any officer of the Company shall be entitled, on behalf of such holder and as its attorney-in-fact, to execute and deliver any and all documents as may be necessary to effect such redemption. The Company's obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Company shall deposit with a bank or trust company (which may be an affiliate of the Company) that has an office in the Borough of Manhattan, City of New York, and that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50,000,000, funds necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series A Preferred Shares so called for redemption. No interest shall accrue for the benefit of the holders of Series A Preferred Shares to be redeemed on any cash so set aside by the Company. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Call Date shall revert to the general funds of the Company, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Company for the payment of such cash.

          As promptly as practicable after the surrender, in accordance with the notice given as aforesaid, of the certificates for any Series A Preferred Shares so redeemed (properly endorsed or assigned for transfer, if the Company shall so require and if the notice shall so state), such shares shall be exchanged for any cash (without interest thereon) for which such shares have been redeemed. If fewer than all the outstanding Series A Preferred Shares are to be redeemed, shares to be redeemed shall be selected by the Company from outstanding Series A Preferred Shares not previously called for redemption pro rata (as nearly as may be practicable), by lot or by any other method determined by the Company in its sole discretion to be equitable. If fewer than all the Series A Preferred Shares represented by any certificate are redeemed, then new certificates representing the unredeemed shares shall be issued without cost to the holder thereof.

     Section 6.  Shares To Be Retired.  All Series A Preferred Shares which
                 --------------------
shall have been issued and reacquired in any manner by the Company shall be restored to the status of authorized but unissued shares of the Company's stock, without designation as to class or series.

     Section 7.  Ranking.  Any class or series of shares of the Company's stock
                 -------
shall be deemed to rank:

            (a) prior to the Series A Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series A Preferred Shares;

            (b) on a parity with the Series A Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof shall be different from those of the Series A Preferred Shares, if the holders of such class or series and the Series A Preferred

     Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Parity Shares");
       -------------

            (c) junior to the Series A Preferred Shares, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be Junior Shares; and

            (d) junior to the Series A Preferred Shares, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be Fully Junior Shares.

     Section 8.  Special Representation and Voting Rights.
                 ----------------------------------------

            (a) Except as otherwise provided in this Section 8 and as otherwise required by law, holders of the Series A Preferred Shares shall have no voting rights; provided, however, that each holder of Series A Preferred
                    --------  -------
     Shares shall be entitled to notice of all shareholders' meetings at the same time and in the same manner as notice is given to the shareholders entitled to vote at such meetings and shall have the right to attend such meetings.

            (b) Whenever, at any time or times, dividends payable on Series A Preferred Shares or any class or series of Parity Shares shall be in arrears (whether or not such dividends have been earned or declared) in an amount equivalent to dividends for six full Dividend Periods (whether or not consecutive), then, immediately upon the happening of such event, the holders of Series A Preferred Shares, together with the holders of shares of every other class or series of Parity Shares (all such other classes or series, the "Voting Preferred Shares"), voting as a single class regardless
                  -----------------------
     of class or series, shall have the right (the "Special Representation
                                                    ----------------------
     Right") to elect two special representatives (the "Special
                                                        -------
     Representatives").  The Special Representatives shall not be directors or
     ---------------
     officers of the Company but shall be entitled to receive notice of all Board meetings and to take part in such Board meetings, with the privilege of voice but not vote. At any time after the Special Representation Right shall have been vested, the Secretary of the Company may, and upon the written request of any holder of Series A Preferred Shares (addressed to the Secretary at the principal office of the Company) shall, call a special meeting of the holders of the Series A Preferred Shares and of the Voting Preferred Shares for the election of the two Special Representatives, such call to be made by notice similar to that provided in the Bye-Laws of the Company for a special general meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of Series A Preferred Shares may call such meeting, upon the notice above provided, and for that purpose shall have access to the Register of Members. Alternatively, the two Special

     Representatives may be elected by a resolution in writing, which may be in counterparts, signed by all of the holders of the Series A Preferred Shares and of the Voting Preferred Shares. Any Special Representative elected by the holders of the Series A Preferred Shares and the Voting Preferred Shares may be removed, with or without cause, and any vacancy that may occur in the position of Special Representative may be filled (i) by a majority vote at any special meeting of the holders of the Series A Preferred Shares and the Voting Preferred Shares, voting as a single class, or (ii) by a resolution in writing, which may be in counterparts, signed by all of the holders of the Series A Preferred Shares and the Voting Preferred Shares. If any interim vacancy shall occur in the position of Special Representative prior to a special meeting or written resolution of the holders of the Series A Preferred Shares and the Voting Preferred Shares, a successor shall be chosen by the then remaining Special Representative or the successor of such remaining Special Representative, to serve until a successor is elected at a special meeting or by written resolution, or until the position of Special Representative terminates as hereinafter provided. At any time or times when the Special Representation Right shall have been vested and shall not have ceased pursuant to this paragraph, the Company shall cause, to the extent permitted under Bermuda law, the election of two additional directors of LaSalle Re who shall be designated by the Special Representatives (the "Subsidiary Voting Right"). In the event that the Special Representatives do not agree with respect to the designation of the aforesaid two directors, each Special Representative shall be entitled to designate one of such directors. Whenever all arrearages in dividends on the Series A Preferred Shares and the Voting Preferred Shares then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been declared and paid or declared and set apart for payment, then the Special Representation Right and the Subsidiary Voting Right shall cease (but subject always to the same provision for the vesting of such rights in the case of any future arrearages in an amount equivalent to dividends for six full Dividend Periods), and the positions of all persons elected as Special Representatives shall forthwith terminate.

            (c) So long as any Series A Preferred Shares are outstanding, in addition to any other vote or consent of shareholders required by law or by the Company's Bye-Laws, as amended, the affirmative vote of the holders of at least 75% of the Series A Preferred Shares at the time outstanding, acting as a single class, given either in writing without a meeting or by vote in person or by proxy at any meeting called for the purpose, shall be necessary for effecting or validating:

                (i) Any amendment, alteration or repeal of any of the provisions of the Company's Memorandum of Association, Bye-Laws or this Certificate of Designation that would vary the rights, preferences or voting powers of the holders of the Series A Preferred Shares;

                (ii) An amalgamation, consolidation, merger or statutory share exchange that affects the Series A Preferred Shares, unless in each such case each Series A Preferred Share (i) shall remain outstanding with no variation in its rights, preferences or voting powers or (ii) shall be converted into or exchanged for preferred shares of the surviving entity having rights, preferences and voting powers identical to that of a Series A Preferred Share;

               (iii) The authorization, creation or any increase in the authorized amount of, any shares of any class or series or any security convertible into shares of any class or series ranking prior to the Series A Preferred Shares in the payment of dividends or the distribution of assets on any liquidation, dissolution or winding up of the Company; or

               (iv) Any other transaction or action which would amount to a variation of the rights, preferences or voting powers of the holders of the Series A Preferred Shares;

     provided, however, that any action to authorize or create or to increase
     --------  -------
     the authorized amount of, any Fully Junior Shares or Parity Shares shall not be deemed to vary the rights, preferences or voting powers of the holders of Series A Preferred Shares; and provided, further, that no such
                                               --------  -------
     vote of the holders of Series A Preferred Shares shall be required if, prior to the time when any of the foregoing actions is to take effect, all outstanding Series A Preferred Shares shall have been redeemed.

            (d) The holders of the Series A Preferred Shares shall not be entitled to vote on any sale of all or substantially all of the assets of the Company.

            (e) For purposes of any vote by the holders of the Series A Preferred Shares pursuant to the foregoing provisions of this Section 8, each Series A Preferred Share shall have one (1) vote per share, except that when any class or series of Voting Preferred Shares shall have the right to vote with the Series A Preferred Shares as a single class on any matter, then the Series A Preferred Shares and such class or series of Voting Preferred Shares shall have with respect to such matters one (1) vote per $25.00 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the Series A Preferred Shares shall not have any other voting rights or powers, and the consent of the holders thereof shall not be required for the taking of any action by the Company.

     Section 9.  Limitation on Ownership.
                 -----------------------

            (a)  Limitation.  Notwithstanding any other provision of the terms
                 ----------
     of the Series A Preferred Shares, except as provided in the next sentence and in Section 9(b), no Person shall at any time directly or indirectly acquire ownership of more than 9.9% of the outstanding Series A Preferred Shares. Any Series A Preferred Shares owned by a Person in excess of such 9.9% shall be deemed "Excess Preferred Shares." Within 10 days of becoming
                           -----------------------
     aware of the existence of Excess Preferred Shares (whether by notice on
     Schedule 13D or otherwise), the Company shall initiate
     the repurchase of any and all Excess Preferred Shares by giving notice of repurchase (the "Repurchase Notice") to the holder or holders thereof,
                      -----------------
     unless, prior to the giving of such Repurchase Notice the holder shall have disposed of its ownership in the Excess Preferred Shares. The Repurchase Notice shall set forth the number of Series A Preferred Shares constituting Excess Preferred Shares, the repurchase price and the place and date of the closing at which the certificates representing such Excess Preferred Shares are to be surrendered and the repurchase price paid. The closing date shall be no more than 10 days after the date on which the Company mails the Repurchase Notice by first-class mail (such date of mailing hereinafter referred to as the "Repurchase Date"). The Company will be entitled to
                         ---------------
     assign its repurchase right to a third party or parties, who may be other shareholders of the Company, with the consent of any such assignee(s). The Company may revoke the Repurchase Notice at any time before it (or its assignee) pays for the Series A Preferred Shares. Neither the Company nor its assignee(s) shall be obliged to give general notice to the Company's shareholders of any intention to repurchase or the conclusion of any repurchase of Series A Preferred Shares. The repurchase price of each Excess Preferred Share called for such repurchase shall be the average daily per Series A Preferred Share closing sales price, if the Series A Preferred Shares are listed on a national securities exchange or are reported on the Nasdaq National Market System, and if the Series A Preferred Shares are not so listed or reported, shall be the mean between the average per Series A Preferred Share closing bid prices and the average per Series A Preferred Share closing asked prices, in each case during the 30-day period ending on the Business Day prior to the Repurchase Date, or if there have been no sales on a national securities exchange or the Nasdaq National Market System and no published bid quotations and no published asked quotations with respect to Series A Preferred Shares during such 30-day period, the repurchase price shall be the price determined by the Board in good faith. From and after the Repurchase Date (i) except as otherwise provided herein, dividends on the Series A Preferred Shares so called for repurchase shall cease to accrue; (ii) such shares shall no longer be deemed to be outstanding; (iii) all rights of the holders thereof as holders of Series A Preferred Shares of the Company shall cease (except the right to receive cash payable upon such repurchase, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon); and (iv) any officer of the Company shall be entitled, on behalf of such holder and as its attorney-in-fact, to execute and deliver any and all documents as may be necessary to effect such repurchase. Nothing in this Section 9(a) shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange.

            (b)  Exemptions.  The limitation on ownership set forth in
                 ----------
     Section 9(a) shall not apply to the acquisition of Series A Preferred Shares by an underwriter in a public offering of Series A Preferred Shares and shall not apply to the ownership of Series A Preferred Shares by a managing underwriter in the initial public offering of Series A Preferred Shares. The Board, in its sole and absolute discretion, may exempt from the ownership limitation set forth in Section 9(a) certain designated Series A Preferred Shares owned by a Person who has provided the Board with evidence and assurances acceptable to the Board that ownership of such shares will cause no adverse tax, legal or regulatory consequences to the Company, any of the Company's subsidiaries or any of the Company's shareholders.

     Section 10. Record Holders.  The Company and the Transfer Agent may deem
                 --------------
and treat the record holder of any Series A Preferred Shares, as the same appears in the Register of Members, as the true and lawful owner thereof for all purposes, and neither the Company nor the Transfer Agent shall be affected by any notice to the contrary. Payments in respect of Series A Preferred Shares shall be sent to the holders thereof at their address most recently noted on the Register of Members and, in the case of joint holders of Series A Preferred Shares, may be made to all such joint holders but sent to that one of the joint holders of Series A Preferred Shares who is first named in the Register of Members at his address most recently noted in the Register of Members or shall be made payable to such person or persons and sent to such address as all the joint holders of such Series A Preferred Shares may in writing direct. Cheques in payment of any obligation of the Company to holders of Series A Preferred Shares shall be sent by first-class mail at the risk of the holder of the Series A Preferred Shares, and due payment of a cheque shall be full satisfaction of the obligation represented thereby notwithstanding any notice which the Company may have whether express or otherwise of any right, title or interest or claim of any other person to or in such Series A Preferred Shares.

     Section 11. Sinking Fund.  The Series A Preferred Shares shall not be
                 ------------
entitled to the benefits of any retirement or sinking fund.

     Section 12. Conversion.  The Series A Preferred Shares shall not be
                 ----------
convertible into or exchangeable for any other securities of the Company.